[EXHIBIT 2.2]

                             BYLAWS
                               OF
               THIRD-ORDER NANOTECHNOLOGIES, INC.

                            SECTION 1
                             OFFICES

     The principal office of Third-Order Nanotechnologies, Inc., a Nevada corporation (the "Corporation") shall be located at the principal place of business or such other place as the board of directors may designate. The Corporation may have such other offices, either within or without the State of Nevada, as the board of directors may designate or as the business of the Corporation may require from time to time.

                            SECTION 2
                          SHAREHOLDERS

2.1  Annual Meeting

     The annual meeting of the shareholders shall be held the first day of March in each year, or on such other day as shall be fixed by resolution of the board of directors, at the principal office of the Corporation, or such other place as fixed by the board of directors, for the purpose of electing directors and transacting such other business as may properly come before that meeting. If the day fixed for the annual meeting is a legal holiday at the place of that meeting, that meeting shall be held on the next succeeding business day.

2.2  Special Meetings

     The board of directors, the President, or the Chair of the Board of Directors, may call special meetings of the shareholders for any purpose. The holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote for or against any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation's Secretary a written demand for a special meeting specifying the purpose or purposes for which it is to be held, may call a special meeting of the shareholders for such specified purpose.

2.3  Place of Meeting

     All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the board of directors, by any persons entitled to call a meeting pursuant to the bylaws, or in a waiver of notice signed by all of the shareholders entitled to vote at that meeting.


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2.4  Notice of Meeting

     (a) The Corporation shall cause to be delivered to each shareholder entitled to notice of, or to vote at, an annual or special meeting of shareholders, either personally or by mail, not less than ten (10) days nor more than sixty (60) days before that meeting, written notice stating the date, time and place of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called.

     (b) Notice to a shareholder of an annual or special shareholders meeting shall be in writing. Such notice, if in comprehensible form, is effective (a) when mailed, if it is mailed postpaid and is correctly addressed to that shareholder's address specified in the Corporation's then current record of shareholders, or (b) when received by that shareholder, if it is delivered by telegraph, facsimile transmission or private courier.

     (c) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.6(a) of these bylaws or (ii) the Nevada General Corporation Law.

2.5  Waiver of Notice

     (a) Whenever any notice is required to be given to any shareholder pursuant to the provisions of these bylaws, the Articles of Incorporation or the Nevada General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time specified in such notice, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

     (b) The attendance of a shareholder at a meeting shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that shareholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

2.6  Fixing of Record Date for Determining Shareholders

     (a) For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the date on


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which  the notice of meeting is mailed or on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Such determination shall apply to any adjournment of that meeting; provided, however, such adjournment is not set for a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     (b) The record date for the determination of shareholders entitled to demand a special shareholders meeting shall be the date the first shareholder signs the demand.

2.7  Shareholders' List

     (a) Beginning two (2) business days after notice of a meeting of shareholders is given, a complete alphabetical list of the shareholders entitled to notice of that meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each shareholder. Such record shall be kept on file at the Corporation's principal office or at a place identified in that meeting notice in the city where the meeting will be held. On written demand, such record shall be subject to inspection by any shareholder at any time during normal business hours. Such record shall also be kept open at that meeting for inspection by any shareholder.

     (b) A shareholder may, on written demand, copy the shareholders' list at such shareholder's expense during regular business hours; provided, however, that:

     (i) Such shareholder's demand is made in good faith and for another purpose;

    (ii) Such shareholder has described with reasonable particularity such shareholder's purpose specified in the written demand; and

   (iii) The shareholders' list is directly related to such shareholder's purpose.

2.8  Quorum

     A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at that meeting may adjourn that meeting from time to time without additional notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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2.9  Manner of Acting

     (a) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these bylaws, the Articles of Incorporation or the Nevada General Corporation Law.

     (b) If a matter is to be voted on by a single group, action on that matter is taken when voted upon by that voting group. If a matter is to be voted on by two (2) or more voting groups, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group on a matter may take action even though another voting group entitled to vote on such matter takes no action.

2.10 Proxies

     A shareholder may vote by proxy executed in writing by that shareholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes at the meeting. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of that meeting, but shall not be valid after the final adjournment thereof.

2.11 Voting of Shares

     Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.12 Voting for Directors

     Each shareholder may vote, in person or by proxy, the number of shares owned by such shareholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

2.13 Voting of Shares by Corporations

     2.13.1    Shares Held by Another Corporation

          Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine; provided, however, such shares are not entitled to vote if the Corporation owns, directly


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     or indirectly, a majority of the shares entitled to vote for directors of such other corporation.

     2.13.2    Shares Held by the Corporation

          Authorized but unissued shares shall not be voted or counted for determining whether a quorum exists at any meeting or counted in determining the total number of outstanding shares at any given time. Notwithstanding the foregoing, shares of its own stock held by the Corporation in a fiduciary capacity may be counted for purposes of determining whether a quorum exists, and may be voted by the Corporation.

2.14 Acceptance  or  Rejection  of Shareholder  Votes,  Consents,
     Waivers and Proxy Appointments

     2.14.1    Documents Bearing Name of Shareholders

          If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Secretary or other agent authorized to tabulate votes at the meeting may, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

     2.14.2    Documents Bearing Name of Third Parties

          If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Secretary or other agent authorized to tabulate votes at the meeting may nevertheless, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

          (a) The shareholder is an entity and the name signed purports to be that of an officer or an agent of that entity;

          (b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Secretary or other agent requests, acceptable evidence of fiduciary status has been presented;

          (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Secretary or other agent requests,
               acceptable  evidence  of  this  status  has   been
               presented;

          (d)  The  name signed purports to be that of a pledgee,
               beneficial  owner  or  attorney-in-fact   of   the
               shareholder  and, if the Secretary or other  agent


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               requests,  acceptable evidence of the  signatory's
               authority to sign has been presented; or

          (e) Two or more persons are the shareholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

     2.14.3    Rejection of Documents

          The Secretary or other agent authorized to tabulate votes at the meeting is entitled to reject a vote, consent, waiver or proxy appointment if such agent, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

2.15 Action by Shareholders Without a Meeting

     Any action required or permitted by law, these bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Such written consent shall be inserted in the minute book as if it were the minutes of an annual or special meeting of shareholders.

                            SECTION 3
                       BOARD OF DIRECTORS

3.1  General Powers

     The board of directors shall manage the business and affairs of the Corporation, except as may be otherwise provided in these bylaws, the Articles of Incorporation or the Nevada General
Corporation Law.

3.2  Number, Tenure and Qualifications

     The board of directors shall consist of no less than one (1) and no more than fifteen (15) Directors, the specific number to be set by resolution of the board of directors. The number of directors may be changed from time to time by amendment to these bylaws, but no decrease in the number of directors shall shorten the term of any incumbent director. The terms of the directors expire at the next annual shareholder's meeting following their election. Despite the expiration of a director's term, however, the director shall continue to serve until such director's successor is elected and qualifies or until there is a decrease in the number of directors. Directors need not be shareholders of the Corporation or residents of the State of Nevada.


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3.3  Annual and Regular Meetings

     An annual meeting of the board of directors shall be held without additional notice immediately after and at the same place as the annual meeting of shareholders.

     By resolution the board of directors, or any committee thereof, may specify the time and place for holding regular meetings thereof without other notice than such resolution.

3.4  Special Meetings

     Special meetings of the board of directors or any committee designated by the board of directors may be called by or at the request of the Chair of the Board of Directors, or the President or any director and, in the case of any special meeting of any committee designated by the board of directors, by the Chair thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special board of directors or committee meeting called by them.

3.5  Meetings by Telecommunications

     Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board of directors or such committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

3.6  Notice of Special Meetings

     Notice of a special board of directors or committee meeting specifying the date, time and place of such meeting shall be given to a director in writing or orally by telephone or in person as specified below. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

     3.6.1     Personal Delivery

          If delivery is by personal service, the notice shall be effective if delivered at the address specified on the records of the Corporation at least two days before the meeting.

     3.6.2     Delivery by Mail

          If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting properly addressed to a director at his or her address specified on the records of the Corporation with postage prepaid.


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     3.6.3     Delivery by Telegraph

          If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company by such time that the telegraph company guarantees delivery at least two days before the meeting.

     3.6.4     Oral Notice

          If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a director at least two days before the meeting.

     3.6.5     Notice by Facsimile Transmission

          If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to the office of a director, at the facsimile number specified on the records of the Corporation, at least two days before the meeting, and receipt is either confirmed by confirming transmission equipment or acknowledged by the receiving office.

     3.6.6     Notice by Private Courier

          If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier, properly addressed and prepaid, by such time that the courier guarantees delivery at least two days before the meeting.

3.7  Waiver of Notice

     3.7.1     Written Waiver

          Whenever any notice is required to be given to any director pursuant to the provisions of these bylaws, the Articles of Incorporation or the Nevada General Corporation Law, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice.

     3.7.2     Waiver by Attendance

          The attendance of a director at a board of directors or committee meeting shall constitute a waiver of notice of such meeting, unless such director, at the beginning of the meeting, or promptly upon such director's arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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3.8  Quorum

     A majority of the number of directors determined by or in the manner provided by these bylaws shall constitute a quorum for the transaction of business at any board of directors meeting.

3.9  Manner of Acting

     The act of the majority of the directors present at a board of directors or committee meeting at which there is a quorum shall be the act of the board of directors or committee, unless the vote of a greater number is required by these bylaws, the Articles of Incorporation or the Nevada General Corporation Law.

3.10 Presumption of Assent

     A director of the Corporation present at a board of directors or committee meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such director objects at the beginning of the meeting, or promptly upon such director's arrival, to holding the meeting or transacting business at the meeting; or such director's dissent is entered in the minutes of the meeting; or such director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof; or such director forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not thereafter dissent or abstain.

3.11 Action by Board of Directors or Committee Without a Meeting

     Any action that could be taken at a meeting of the board of directors or of any committee appointed by the board of directors may be taken without a meeting, if a written consent setting forth the action so taken is signed by each Director or by each committee member. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such committee, shall be inserted in the minute book as if it were the minutes of a board of directors or committee meeting.

3.12 Resignation

     Any director may resign at any time by delivering written notice to the Chair of the Board of Directors, the board of directors, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless the board of directors permits revocation.


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3.13 Removal

     One or more members of the board of directors (including the entire board of directors) may be removed at a meeting of shareholders called expressly for that purpose, provided that the notice of such meeting states that the purpose, or one of the purposes, of the meeting is such removal. A member of the board of directors may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the director. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast to not remove the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

3.14 Vacancies

     Any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the board of directors, by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the board of directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase for a term of office continuing only until the next election of directors by the shareholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. If the vacant directorship is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill such vacancy. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.15 Minutes

     The board of directors shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

3.16 Executive and Other Committees

     3.16.1    Creation of Committees

          The board of directors, by resolution adopted by a majority of the number of Directors fixed in the manner provided by these bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own


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     number.  The board of directors may invest such committee(s)
     with such powers as it may see fit, subject to such conditions as may be prescribed by the board of directors, these bylaws, the Articles of Incorporation and the Nevada General Corporation Law.

     3.16.2    Authority of Committees

          Each committee shall have and may exercise all of the authority of the board of directors to the extent provided in the resolution of the board of directors designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to (a) authorize distributions, except as may be permitted by Section 3.16.2 (g) of these bylaws; (b) approve or propose to shareholders actions required by the Nevada General Corporation Law to be approved by shareholders; (c) fill vacancies on the board of directors or any committee thereof; (d) adopt, amend or repeal these bylaws; (e) amend the Certificate of Incorporation; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve reacquisition of shares, except within limits prescribed by the board of directors.

     3.16.3    Quorum and Manner of Acting

          A majority of the number of Directors composing any committee of the board of directors, as established and fixed by resolution of the board of directors, shall constitute a quorum for the transaction of business at any meeting of such committee.

     3.16.4    Minutes of Meetings

          All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

     3.16.5    Resignation

          Any member of any committee may resign at any time by delivering written notice thereof to the board of directors, the Chair of the Board of Directors or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the board of directors.

     3.16.6    Removal

          The board of directors may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided by these bylaws.

3.17 Compensation

          By board of director resolution, directors and committee members may be paid their expenses, if any, of attendance at each board of directors or committee meeting, or a fixed sum for attendance at each board of directors or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                            SECTION 4
                            OFFICERS

4.1  Number

     The Officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by the board of directors. One or more Vice Presidents, a Treasurer and such other Officers and assistant Officers, including a Chair of the Board of Directors, may be appointed by the board of directors; such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as may be provided by resolution of the board of directors. The board of directors may assign any Officer any additional title that the board of directors deems appropriate. The board of directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. The same person may hold any two or more offices.

4.2  Appointment and Term of Office

     The officers of the Corporation shall be appointed annually by the board of directors at the board of directors meeting held after the annual meeting of the shareholders. If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as a board of directors meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the board of directors or until his or her successor is appointed.

4.3  Resignation

     Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless the board of directors permits revocation.

4.4  Removal

     The board of directors, with or without cause, may remove any officer or agent appointed by the board of directors but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.5  Vacancies

     A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the board of directors for the unexpired portion of the term, or for a new term established by the board of directors. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the board of directors may fill the pending vacancy before the effective date, if the board of directors provides that the successor does not take office until the effective date.

4.6  Chair of the Board of Directors

     If appointed, the Chair of the Board of Directors shall perform such duties as shall be assigned to him or her by the board of directors from time to time and shall preside over meetings of the board of directors and shareholders unless another officer is appointed or designated by the board of directors as Chair of such meeting.

4.7  President

     The President shall be the chief executive officer of the Corporation unless some other Officer is so designated by the board of directors, shall preside over meetings of the board of directors and shareholders in the absence of a Chair of the Board of Directors and, subject to the board of directors' control, shall supervise and control all of the assets, business and affairs of the Corporation. The President shall have authority to sign deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the board of directors from time to time.

4.8  Vice President

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the board of directors as the successor to the President, or if no

Vice President is so designated, the Vice President first appointed to such office) shall perform the duties of the President, except as may be limited by resolution of the board of directors, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall have, to the extent authorized by the President or the board of directors, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the board of directors.

4.9  Secretary

     The Secretary shall (a) prepare and keep the minutes of meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the board of directors. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 Treasurer

     The  Treasurer shall be the chief financial officer  of  the
Corporation unless some other Officer is so designated by the board of directors. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the board of directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the board of directors. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11 Salaries

     The board of directors shall fix the salaries of the Officers from time to time or by any person or persons to whom the board of directors has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                            SECTION 5
              CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  Contracts

     The  board  of  directors  may  authorize  any  Officer   or
Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2  Loans to the Corporation

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

5.3  Loans to Directors and Officers

     The Corporation shall not lend money to or guarantee the obligation of any Director or Officer.

5.4  Checks, Drafts, Etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the board of directors.

5.5  Deposits

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

                            SECTION 6
           CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  Issuance of Shares

     No shares of the Corporation shall be issued unless authorized by the board of directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the board of directors shall determine that the consideration received or to be received for such shares is adequate. Such determination by the board of directors shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

6.2  Escrow for Shares

     The board of directors may authorize the placement in escrow of shares issued for a contract for future services or benefits or a promissory note, or may authorize other arrangements to restrict the transfer of shares, and may authorize the crediting of distributions in respect of such shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the board of directors may cancel, in whole or in part, such shares placed in escrow or restricted and such distributions credited.

6.3  Certificates for Shares

     Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by any two of the following officers: the Chair of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. All certificates shall be consecutively numbered or otherwise identified.

6.4  Stock Records

     The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.5  Restriction on Transfer

     6.5.1     Securities Laws

          Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear conspicuously on the front or back of the certificate a legend or legends describing the restriction or restrictions.

     6.5.2     Other Restrictions

          In addition, the front or back of all certificates shall include conspicuous written notice of any further restrictions that may be imposed on the transferability of such shares.

6.6  Transfer of Shares

     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.7  Lost or Destroyed Certificates

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

6.8  Transfer Agent and Registrar

     The board of directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the board of directors shall determine by resolution.

6.9  Officer Ceasing to Act

     In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the signer were such officer at the date of its issuance.

6.10 Fractional Shares

     The Corporation shall not issue certificates for fractional shares.

                            SECTION 7
                        BOOKS AND RECORDS

     The  Corporation shall keep correct and complete  books  and
records  of  account,  stock  transfer  books,  minutes  of   the
proceedings of its shareholders and board of directors and such other records as may be necessary or advisable.

                            SECTION 8
                           FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year; provided, however, that the board of directors may select a different fiscal year at any time for purposes of federal income taxes, or otherwise.

                            SECTION 9
                              SEAL

     The seal of the Corporation, if any, shall consist of the name of the Corporation and the state of its incorporation.

                           SECTION 10
                         INDEMNIFICATION

10.1 Right to Indemnification of Directors and Officers

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 10.3 of these bylaws or with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

10.2 Right to Advancement of Expenses

     The right to indemnification conferred in Section 10.1 of these bylaws shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Nevada General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

10.3 Right of Indemnitee to Bring Suit

     The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 of these bylaws shall be contract rights. If a claim under Sections 10.1 and 10.2 of these bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Nevada General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Nevada General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.

10.4 Non-Exclusivity of Rights

     The rights to indemnification and to the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

10.5 Insurance

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

10.6 Indemnification of Employees and Agents of the Corporation

     The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

10.7 No Presumption of Bad Faith

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Corporation, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

10.8 Survival of Rights

     The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.9 Amendments to Law

     For purposes of this Bylaw, the meaning of "law" within the phrase "to the fullest extent not prohibited by law" shall include, but not be limited to, the Nevada General Corporation
Law, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment.

10.10     Savings Clause

     If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

10.11     Certain Definitions

     For the purposes of this Section, the following definitions shall apply:

     (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director or officer may be or may have been involved as a party or otherwise by reason of the fact that the director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     (b) The term "expenses" shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director or officer in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these bylaws, but shall not include amounts paid in settlement, judgments or fines.

     (c) "Corporation" shall mean Third-Order Nanotechnologies, Inc., a Nevada corporation, and any successor corporation thereof.

     (d) Reference to a "director" or "officer" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     (e) References to "other enterprises" shall include employee benefit plans. References to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.

                           SECTION 11
                           AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors.

     The foregoing bylaws were adopted by the board of directors of the Corporation on January 15, 2007.


By:/s/Andrew Ashton
   --------------------------
   Andrew Ashton, Secretary